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                               PETER D. LOWENSTEIN
                                 ATTORNEY AT LAW
                         TWO GREENWICH PLAZA, SUITE 100
                          GREENWICH, CONNECTICUT  06830
                                  203 622-3932
                               FAX 203 622-0321




                                  December 12, 1995




Value Line Intermediate Bond Fund, Inc.
(Formerly The Value Line Adjustable Rate
U.S. Government Securities Fund, Inc.)
220 East 42nd Street
New York, NY 10017

            Re:  Rule 24f-2 Registration of Shares

Gentlemen:

     I am familiar with the proceedings taken by Value Line Intermediate Bond Fund, Inc. (formerly The Value Line Adjustable Rate U.S. Government Securities Fund, Inc.), a Maryland corporation (the "Fund"), in connection with the registration and sale of shares of its common stock, par value $.001 per share, under the Securities Act of 1933 and in accordance with the provisions of Rule 24f-2 under the Investment Company Act of 1940, as amended, and as described and set forth in its Registration Statement on Form N-1A and in the Prospectus constituting a part of said Registration Statement.

     I have examined such corporate records of the Fund and other documents and considered such questions of law as I have considered necessary as a basis for this opinion. Specifically, I have examined a "Rule 24f-2 Notice", dated December 11, 1995, signed by your Assistant Treasurer, and a certificate of the Assistant Treasurer which states that all of the 1,263,230 shares issued during the year ending October 31, 1995 (excluding shares issued in reinvestment of dividends), all such shares were fully paid as of such date.

     Based upon the foregoing, I am of the opinion that the shares of the Fund described in the Notice, the registration of which is made definite by the filing of the Notice, were legally issued, fully paid and non-assessable.

     I consent to this opinion accompanying the Notice.

                                   Very truly yours,

                                   /s/ Peter D. Lowenstein

                                   Peter D. Lowenstein